PERSPECTIVE II® (04/14) VARIABLE AND FIXED ANNUITY APPLICATION (VA620)

JACKSON®
NATIONAL LIFE INSURANCE COMPANY

Home Office: Lansing, Michigan
www.jackson.com

First Class Mail: P.O. Box 30314
Lansing, MI 48909-7814

Overnight Mail: 1 Corporate Way
Lansing, MI 48951

Customer Care: 800-873-5654
Bank or Financial Institution Customer Care: 800-777-7779
Fax: 800-943-6761
Hours: 8:00 a.m. to 8:00 p.m. ET
Email: contactus@jackson.com

Broker/Dealer or External Account No. (if applicable)

- **PLEASE PRINT**
- If Owner (and/or Joint Owner) is not a U.S. Citizen and/or a U.S. Resident, Form W-9 or Form W-8BEN (as applicable) is required with application.
- If Owner is a Trust, Trustee Certification form X5335 or trust documents are required with application.
- ! It is required for Good Order that you provide a physical address.
- Only include mailing address if different from physical address.

Primary Owner

Type of Ownership: ☐ Individual/Joint ☐ Custodian ☐ Trust ☐ Corporation/Pension Plan ☐ Government Entity

Social Security Number or **Tax I.D. Number**

Sex Male ☐ Female ☐

U.S. Citizen Yes ☐ No ☐

First Name | **Middle Name** | **Last Name**

Non-Natural Owner/Entity Name (if applicable)

Date of Birth (mm/dd/yyyy) / / | **Telephone Number** (including area code) ( ) | **Email Address**

Physical Address Line 1 (No P.O. Boxes) | **Line 2**

City | **State** | **ZIP Code**

Mailing Address Line 1 | **Line 2**

City | **State** | **ZIP Code**

Joint Owner

- Proceeds will be distributed in accordance with the Contract on the first death of either Owner.

First Name | **Middle Name** | **Last Name**

Social Security Number | **Date of Birth** (mm/dd/yyyy) / / | **Sex** Male ☐ Female ☐ | **U.S. Citizen** Yes ☐ No ☐

Email Address | **Relationship to Owner** | **Telephone Number** (including area code) ( )

Physical Address Line 1 (No P.O. Boxes) | **Line 2**

City | **State** | **ZIP Code**

Primary Annuitant

- Complete this section if different from Owner.

☐ Same as Owner Sex Male ☐ Female ☐ U.S. Citizen Yes ☐ No ☐

First Name | Middle Name | Last Name

Social Security Number | Date of Birth (mm/dd/yyyy) / / | Telephone No. (including area code) ( ) | Relationship to Owner

Physical Address Line 1 (No P.O. Boxes) | Line 2

City | State | ZIP Code

Joint/Contingent Annuitant

- Complete this section if different from Joint Owner.
- Contingent Annuitant **must** be Annuitant's spouse. Available only on a Qualified plan custodial account when electing a Joint GMWB.

☐ Joint Annuitant OR ☐ Contingent Annuitant Sex Male ☐ Female ☐ U.S. Citizen Yes ☐ No ☐

☐ Same as Joint Owner

First Name | Middle Name | Last Name

Social Security Number | Date of Birth (mm/dd/yyyy) / / | Telephone No. (including area code) ( ) | Relationship to Owner

Physical Address Line 1 (No P.O. Boxes) | Line 2

City | State | ZIP Code

Beneficiary(ies)

! It is required for Good Order that the Death Benefit Percentage be whole numbers and **must** total 100% for each beneficiary type.

- For additional beneficiaries, please attach a separate sheet, signed and dated by the Owner, which includes names, percentages, and other required information.

☐ Primary % Percentage of Death Benefit

Individual Name (First, Middle, Last) or Non-Natural Entity Name

Social Security/Tax I.D. Number | Date of Birth (mm/dd/yyyy) / / | Relationship to Owner

☐ Primary ☐ Contingent % Percentage of Death Benefit

Individual Name (First, Middle, Last) or Non-Natural Entity Name

Social Security/Tax I.D. Number | Date of Birth (mm/dd/yyyy) / / | Relationship to Owner

☐ Primary ☐ Contingent % Percentage of Death Benefit

Individual Name (First, Middle, Last) or Non-Natural Entity Name

Social Security/Tax I.D. Number | Date of Birth (mm/dd/yyyy) / / | Relationship to Owner

LONG-TERM SMART

- Make all checks payable to **Jackson National Life Insurance Company**®.
- Jackson® will issue Annuity Type per the bold headings.

Premium Payment

Select method of payment

☐ Check $ ______ ☐ Wire $ ______

☐ External Transfer $ ______ ☐ Internal Transfer $ ______

Annuity Type

IRA:
☐ IRA - Traditional*
☐ Stretch IRA

Roth IRA:
☐ Roth Conversion
☐ Roth IRA*

*Tax Contribution Years and Amounts:
Year: ______ $ ______
Year: ______ $ ______

Non-Qualified Plan:
☐ Deferred Compensation
☐ Non-Tax Qualified

Qualified Plan:
☐ 401(k) Qualified Savings Plan
☐ Cash Balance-Defined Benefit
☐ Cash Balance-Defined Contribution
☐ HR-10 (Keogh) Plan
☐ Money Purchase
☐ Profit Sharing Plan
☐ Roth 401(k)
☐ Target Benefit Plan

TSA Plan:
☐ 403(b) TSA

SEP/IRA (408(k)):
☐ SARSEP
☐ SEP

ORP:
☐ ORP
☐ Texas ORP

Charitable Remainder Trust:
☐ Charitable Remainder Annuity Trust
☐ Charitable Remainder Unitrust

Statement Regarding Existing Policies or Annuity Contracts

! It is required for Good Order that this entire section be completed. COMPLETE X0512 "REPLACEMENT OF LIFE INSURANCE OR ANNUITIES" WHERE REQUIRED (**must** be dated on or before the Application Sign Date to be in Good Order).

I (We) certify that: (please select one)

☐ I (We) do not have any existing life insurance policies or annuity contracts.

☐ I (We) do have existing life insurance policies or annuity contracts.

Notice to Producer/Representative: If the Applicant does have existing life insurance policies or annuity contracts you must present and read to the Applicant the Replacement of Life Insurance or Annuities form (X0512 - state variations may apply) and return the notice, signed by both the Producer/Representative and Applicant, with the Application.

Are you replacing an existing life insurance policy or annuity contract? Yes ☐ No ☐ **If yes, complete the following Company information.**

Company name	Contract number	Anticipated amount
		$
		$
		$

Transfer Information

! For transfers, it is required for Good Order that this entire section be completed.

Non-Qualified Plan Types: ☐ IRC 1035 Exchange ☐ Non-1035 Exchange

All Other Plan Types: ☐ Direct Transfer ☐ Direct Rollover ☐ Non-Direct Rollover

Please check the appropriate box(es) under the "Transfer Type" and "Client Initiated" headings. If you have already, or plan to submit a transfer request to the surrendering institution, please select "Yes" under "Client Initiated." **Jackson will only request the funds if this section is left blank or checked "No."**

Transfer Type	Client Initiated	Company releasing funds	Account number	Anticipated date of receipt	Anticipated transfer amount
☐ Full ☐ Partial	☐ Yes ☐ No			/ /	$
☐ Full ☐ Partial	☐ Yes ☐ No			/ /	$
☐ Full ☐ Partial	☐ Yes ☐ No			/ /	$

Annuitization/Income Date

Specify Income Date (mm/dd/yyyy)

/ /

If an Income Date is not specified, the Company will default to the Latest Income Date as shown in the Contract.

- If no Optional Death Benefit is selected your beneficiary(ies) will receive the standard death benefit. Please see the prospectus for details.
- **Optional Death Benefits and Other Optional Benefits: Additional charges will apply. Please see the prospectus for details.**
- Election Age limitations apply based on the age of the Owner(s) or Covered Lives.

Optional Death Benefits

All optional death benefits may not be available in all states and once selected cannot be changed.

Select only **one** of the following.

~~**5% Roll-Up Death Benefit**[1] (4% if the owner is age 70 or older on the date of issue) (Ages 0-79)~~

☐ ~~With Highest Quarterly Anniversary Value Death Benefit~~

☐ ~~Without Highest Quarterly Anniversary Value Death Benefit~~

☐ **Highest Quarterly Anniversary Value Death Benefit**[1] (Ages 0-79)

[1] May not be selected in combination with LifeGuard Freedom Flex® DB or MarketGuard Stretch®.

Other Optional Benefits

All optional benefits may not be available in all states and once selected cannot be changed.

GMWB (Guaranteed Minimum Withdrawal Benefits) (May select only one For Life GMWB or GMWB)

LifeGuard Freedom Flex
For Life GMWB with Owner's choice of Bonus and Step-Up (Ages 35-80)

Bonus: (**Must** select one)
☐ 5% ☐ 6% ☐ 7%

Step-Up: Annual

☐ **add Income Upgrade**® [1]

☐ ~~**LifeGuard Freedom Flex DB**[5]~~
☐ ~~**add Income Upgrade**[1]~~
For Life GMWB with 6% Bonus, Annual Step-Up, and Death Benefit (Ages 35-70)

☐ **LifeGuard Freedom 6 Net**®
☐ **add Income Upgrade**[1]
For Life GMWB with Bonus, Annual Step-Up, & Earnings-Sensitive Withdrawal Amount (Ages 35-80)

LifeGuard Freedom Flex w/ Joint Option[2,3,4]
Joint For Life GMWB with Owner's choice of Bonus and Step-Up (Ages 35-80)

Bonus: (**Must** select one)
☐ 5% ☐ 6% ☐ 7%

Step-Up: Annual

☐ **LifeGuard Freedom 6 Net w/ Joint Option**[2,3,4]
Joint For Life GMWB with Bonus, Annual Step-Up, & Earnings-Sensitive Withdrawal Amount (Ages 35-80)

☐ **MarketGuard Stretch**[6]
GMWB (Ages 0-80)

☐ **AutoGuard® 5**
5% GMWB with Annual Step-Up (Ages 0-80)

Withdrawal Option

☐ **4-Year Withdrawal Charge Schedule**[7]
(Ages 0-85)

Earnings Protection Benefit

☐ **EarningsMax**® (Ages 0-75)

[1] Availability of the higher Guaranteed Annual Withdrawal Amount percentage (GAWA%) table option is subject to change. Please consult your representative. Additional charges apply.
[2] For Non-Qualified plans, spousal joint ownership required unless non-natural owner, then spousal joint annuitants required. Please ensure the Joint Owner section on Page 1 (including the "Relationship to Owner" box) is properly completed.
[3] For Qualified plans, excluding custodial accounts, 100% spousal primary beneficiary designation is required. Please ensure the Primary Beneficiary section on Page 2 (including the "Relationship to Owner" box) is properly completed.
[4] For Qualified plan custodial accounts, Annuitant's spouse must be designated as Contingent Annuitant.
[5] May not be selected in combination with an Optional Death Benefit.
[6] May only be selected on beneficiary Stretches. May not be selected in combination with an Optional Death Benefit or EarningsMax.
[7] If selected, premium payments will not be accepted after the first Contract Year.

Premium Allocation

❗ Tell us how you want your annuity premiums invested. **TOTAL ALLOCATION MUST EQUAL 100%.**

❗ Total number of allocation selections may not exceed 18.

- All premium allocation options may not be available in all states. Restrictions may apply at Jackson's discretion on a non-discriminatory basis.

%	JNL®
	Disciplined Moderate
	Disciplined Moderate Growth
	Disciplined Growth
	Institutional Alt 20
	Institutional Alt 35
	Institutional Alt 50

%	JNL/American Funds®
	Balanced Allocation
	Blue Chip Income and Growth
	Global Bond
	Global Small Capitalization
	Growth Allocation
	Growth-Income
	International
	New World

%	JNL/BlackRock
	Commodity Securities Strategy
	Global Allocation
	Large Cap Select Growth

%	JNL/Brookfield
	Global Infrastructure and MLP

%	JNL/Capital Guardian
	Global Balanced
	Global Diversified Research

%	JNL/DFA
	U.S. Core Equity

%	JNL/Eagle
	SmallCap Equity

%	JNL/Eastspring Investments
	Asia ex-Japan
	China-India

%	JNL/Franklin Templeton
	Founding Strategy
	Global Growth
	Global Multisector Bond
	Income
	International Small Cap Growth
	Mutual Shares
	Small Cap Value

%	JNL/Goldman Sachs
	Core Plus Bond
	Mid Cap Value
	U.S. Equity Flex

%	JNL/Invesco
	Global Real Estate
	International Growth
	Large Cap Growth
	Mid Cap Value
	Small Cap Growth

%	JNL/Ivy
	Asset Strategy

%	JNL/JPMorgan
	International Value
	MidCap Growth
	U.S. Government & Quality Bond

%	JNL/Mellon Capital
	JNL 5
	Dow SM 10
	Global 15
	25
	JNL Optimized 5
	European 30
	Nasdaq® 25
	NYSE® International 25
	Pacific Rim 30
	Emerging Markets Index
	S&P® 24
	S&P SMid 60
	Value Line® 30
	S&P 500® Index
	S&P 400 MidCap Index
	Small Cap Index
	International Index
	Bond Index
	Index 5
	10 x 10
	Communications Sector
	Consumer Brands Sector
	Financial Sector
	Healthcare Sector
	Oil & Gas Sector
	Technology Sector
	Dow Jones U.S. Contrarian Opportunities Index℠

%	JNL/Morgan Stanley
	Mid Cap Growth

%	JNL/Neuberger Berman
	Strategic Income

%	JNL/Oppenheimer
	Global Growth

%	JNL/PIMCO
	Real Return
	Total Return Bond

%	JNL/PPM America
	Floating Rate Income
	High Yield Bond
	Mid Cap Value
	Small Cap Value
	Value Equity

%	JNL/T. Rowe Price
	Established Growth
	Mid-Cap Growth
	Short-Term Bond
	Value

%	JNL/WMC
	Balanced
	Money Market
	Value

%	JNL/S&P
	4
	Competitive Advantage
	Dividend Income & Growth
	Intrinsic Value
	Mid 3
	Total Yield

%	JNL/S&P Managed
	Conservative
	Moderate
	Moderate Growth
	Growth
	Aggressive Growth

PREMIUM ALLOCATIONS CONTINUED ON PAGE 6.

Premium Allocation (Cont. from page 5)

- See the **NOTE** for some important terms regarding the Fixed Account Options.

%	Fixed Account Options
	1-Year
	3-Year
	5-Year
	7-Year

NOTE: The Contract permits Jackson without advance notice to restrict the amount of Premium payments into, and the amount and frequency of transfers between, into and from, any Fixed Account Option; to close any Fixed Account Option; and to require transfers from a Fixed Account Option. Accordingly, you should consider whether investment in a Fixed Account Option is suitable given your investment objectives.

Systematic Investment (periodic premium reallocation programs)

- Only the Investment Division(s) and the 1-Year Fixed Account Option (subject to availability) as selected in the Premium Allocation section will participate in Automatic Rebalancing.

Automatic Rebalancing. The 3-, 5- and 7-Year Fixed Account Options are not available for Automatic Rebalancing.

Frequency:

☐ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually

Start Date (mm/dd/yyyy) ____ / ____ / ____

Note: If no date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you selected) from the date Jackson applies the first premium payment. If no frequency is selected, the frequency will be annual. No transfers will be made on days 29, 30 or 31, unless set up on annual frequency.

DCA+ ($15,000 contract minimum)

____ % 6-month

____ % 12-month

If DCA+ is selected, you must allocate Designated Option(s) using Systematic Investment Form (V2375).

DCA+ provides an automatic monthly transfer to the selected Investment Division(s) so the entire amount invested in this program, plus earnings, will be transferred by the end of the DCA+ term selected. If selected, the total number of elections in the Premium Allocation section may not exceed 17.

Capital Protection Program

☐ Yes ☐ No (If no selection is made, Jackson will default to "No.")

If you marked "Yes,"which Fixed Account Option do you wish to select for the Capital Protection Program? **Select only one.**

☐ 1-Year ☐ 3-Year ☐ 5-Year ☐ 7-Year

Having selected the Capital Protection Program, the balance of your initial premium will be allocated as indicated in the Premium Allocation section on pages 5 and 6.

Telephone and Electronic Transfers Authorization

By checking "Yes,"I (we) authorize Jackson National Life Insurance Company (Jackson) to accept fund transfers/ allocation changes via telephone, Internet, or other electronic medium from me (us) and my (our) Producer/Representative subject to Jackson's administrative procedures. This authorization is not extended to Authorized Callers.

Do you authorize these types of transfers? ☐ **Yes** ☐ **No**

Jackson has administrative procedures that are designed to provide reasonable assurances that telephone/electronic authorizations are genuine. If Jackson fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I (We) agree that Jackson, its affiliates, and subsidiaries shall not be liable for losses incurred in connection with telephone/electronic instructions received, and acted on in good faith, not withstanding subsequent allegations of error or mistake in connection with any such transaction instruction.

If no election is made, Jackson will default to "No"for residents of Nebraska, New Hampshire and North Dakota and to "Yes"for residents of all other states.

Electronic Delivery Authorization

I agree to receive documents electronically:

- Check the boxes next to the types of documents you wish to receive electronically. If an email address is provided, but no document type is selected, the selection will default to "All Documents."

☐ **ALL DOCUMENTS**

☐ Quarterly statements

☐ Periodic and immediate confirmation statements

☐ Annual and Semi-Annual reports

☐ Prospectuses and prospectus supplements

☐ Proxy and other voting materials

☐ Other Contract-related correspondence

This consent will continue unless and until revoked and will cover delivery to you in the form of a compact disc, by email or by notice to you of a document's availability on Jackson's website. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. Registration on Jackson's website (www.jackson.com) is required for electronic delivery of Contract-related correspondence.

My email address is: ______________________.

I (We) will notify the company of any new email address.

The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with Internet access, an active email account, Adobe Acrobat Reader and/or a CD-ROM drive. If you don't already have Adobe Acrobat Reader, you can download it free from www.adobe.com.

There is no charge for electronic delivery, although you may incur the costs of Internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic documents and communications from Jackson. Please make certain you have given Jackson a current email address. Also let Jackson know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Please contact the appropriate Jackson Service Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery, or request paper copies. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any document or communication in paper form. This consent will need to be supplemented by specific electronic consent upon receipt of any of these means of electronic delivery or notice of availability.

Authorized Callers

- If you want to authorize an individual other than your Producer/Rep to receive Contract information via telephone, please list that individual's information here.

First Name	Middle Name	Last Name

Social Security/Tax I.D. Number	Date of Birth (mm/dd/yyyy)
	/ /

First Name	Middle Name	Last Name

Social Security/Tax I.D. Number	Date of Birth (mm/dd/yyyy)
	/ /

Notice to Applicant

ARKANSAS, COLORADO, KENTUCKY, MAINE, NEW MEXICO, OHIO, PENNSYLVANIA, AND WEST VIRGINIA RESIDENTS, PLEASE NOTE: Any person who knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

ALABAMA RESIDENTS, PLEASE NOTE: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof.

In **COLORADO**, any insurance company, or agent of an insurance company, who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding, or attempting to defraud, the policyholder or claimant with regard to a settlement or award payable from insurance proceeds, shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

DISTRICT OF COLUMBIA RESIDENTS, PLEASE NOTE: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits, if false information materially related to a claim was provided by the applicant.

NEW JERSEY RESIDENTS, PLEASE NOTE: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

LOUISIANA AND RHODE ISLAND RESIDENTS, PLEASE NOTE: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Client Acknowledgements

1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded.
2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct.
3. **I (We) understand that annuity benefits, death benefit values, and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson, are variable and may be increased or decreased, and the dollar amounts are not guaranteed.**
4. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division.
5. The Contract I (we) have applied for is suitable for my (our) insurance and investment objectives, financial situation and needs.
6. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my Contract Value.
7. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be redetermined each Redetermination Date. The redetermined rate, which may be higher or lower than the Initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermination Period.
8. **I (We) understand that allocations to the Fixed Account Options are subject to an adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred.**
9. I (We) certify that the age of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, Joint Annuitant, or Contingent Annuitant, if applicable, stated in this application are true and correctly recorded.

! It is required for Good Order that all applicable parties to the Contract sign here.

Owner's Signature	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Owner's Title (required if owned by an Entity)

Joint Owner's Signature	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Annuitant's Signature (if other than Owner)	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Joint Annuitant's Signature (if other than Joint Owner)	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Producer/Representative Acknowledgements

Complete this certification regarding sales material section only if:

- Your client has other existing policies or annuity contracts

AND

- Will be either terminating any of those existing policies or using the funds from existing policies to fund this new Contract.

I certify that:

☐ I did not use sales material(s) during the presentation of this Jackson product to the applicant.

☐ I used only Jackson-approved sales material(s) during the presentation of this Jackson product to the applicant. In addition, copies of all approved sales material(s) used during the presentation were left with the applicant.

By signing this form, I certify that:

1. I am authorized and qualified to discuss the Contract herein applied for.
2. I have fully explained the Contract to the client, including Contract restrictions and charges and I believe this transaction is suitable given the client's financial situation and needs.
3. The Producer/Representative's Certification Regarding Sales Material has been answered correctly.
4. I have read Jackson's Position With Respect to the Acceptability of Replacements (XADV5790) and ensure that this replacement (if applicable) is consistent with that position.
5. The applicant's Statement Regarding Existing Policies or Annuity Contracts has been answered correctly to the best of my knowledge and belief.
6. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief.
7. I have complied with requirements for disclosures and/or replacements as necessary.

Jackson Prod./Rep. No. ____ **Producer/Representative Signature** ____ **Date Signed** (mm/dd/yyyy) / /

First Name ____ **Middle Name** ____ **Last Name** ____

- **Program Options Note:** Contact your home office for program information. If no option is indicated, the designated default will be used.

Broker/Dealer Name ____ **Program Options** A ☐ B ☐ C ☐ D ☐ E ☐

Address (number and street) ____ **City** ____ **State** ____ **ZIP Code** ____

Email Address ____ **Business Telephone No.** (including area code) ( ) ____ **Percentage** ____ %

It is required for Good Order that all Producer/Rep numbers be supplied.

If more than one Producer/Representative is participating in a Program Option on this case, please provide all Producer/Representative names, Jackson Producer/Representative numbers and percentages for each (totaling 100%).

Producer/Representative Name # 2 ____ **Jackson Producer/Representative No.** ____ **Percentage** ____ %

Producer/Representative Name # 3 ____ **Jackson Producer/Representative No.** ____ **Percentage** ____ %

Not FDIC/NCUA Insured • Not Bank/CU guaranteed • May lose value
Not a deposit • Not insured by any federal agency